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                             ARTHUR ANDERSEN LLP




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report incorporated by reference and to all references to our Firm included in or made a part of this Form 8-K. It should be noted that we have not audited any financial statements of Burns Aerospace Corporation subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.



                                          Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
November 14, 1996